Exhibit 10.9

Term & Conditions

This ENGINEERING SERVICES AGREEMENT is made effective as of the date set forth on the signature page hereto (the "Effective Date") by and between Deviox, LLC (“Devrox") and the customer set forth on the signature page hereto ("Customer" or "Client").

1.  Definitions. In this Agreement, unless the context otherwise requires.

1.1. "Agreement" means this Engineering Services Agreement; all attached Project Descriptions, the Project Schedule, and schedules and exhibits, as may be amended per the provisions herein.

1.2. "Deliverables" means all information, materials, hardware, software and/or other items to be provided in connection with, or as a result of, the Services specified in a Project Description.

1.3. "Intellectual Property" means intellectual property of any kind, including but not limited to patents, patent applications, copyrights and trade secrets.

1.4. "Phase" means each labor costs phase and material and test costs phase in accordance with the Project Schedule, which is incorporated into this Agreement.

1.5. "Project Description" means the description of Devicix's Services and Deliverables, which is incorporated into this Agreement. In the event of any conflict or inconsistency between the terms of this Agreement and any Project Description the terms of the Project Description will prevail.

1.6 "Project" means the work made the basis of a Project Description.

1.7. "Services" means Devicix services to be performed under a Project Description.

2.  Duties.

2.1. Service Devicix will perform the Services in accordance with this Agreement.

2.2. Project Description. Each Project Description will become effective on the date specified therein, and unless earlier terminated in accordance with this Agreement will continue until completion of all Services and delivery of all Deliverables.

2.3. Project Management. Each party will appoint a project manager to be responsible for coordination and communication regarding technical aspects, quality and acceptance of the Project Devicix will deliver periodic activity reports, in frequency, form and content reasonably satisfactory to Customer, detailing the progress of the Project.

2.4. Timeliness of Performance Devicix will use reasonable best efforts to meet the delivery dates specified in a Project Description.

2.5. Third Party Intellectual Property. Before it accepts a Project Description or a change to a Project Description, Devicix may, at its option, review and investigate whether conformance to the proposed Project Description may create a risk of infringement of any third party Intellectual Property. If after investigation, Devicix believes in good faith that such a risk exists and is material, Devicix shall communicate such conclusion to Customer and may terminate the Project without penalty. At the request of Customer, Devicix will negotiate in good faith for a modification of the Project Description to avoid the perceived risk.

3.  Payment and Taxes.

3.1. Fees. The fees for the Services (the "Fee") are set forth in the Project Description and may be based on either a fixed price or time and materials. Any Fees based on time and materials are estimates only and will be based on Deviox's then-current standard hourly rates. Standard hourly rates are subject to reasonable periodic adjustment (not more than once per year) by Devicix upon at least 30 days prior notice to Customer.

3.2. Expenses. Unless stated otherwise in a Project Description, Customer will reimburse Devicix for all reasonable and pre-approved travel and other direct expenses associated with the Project ("Expenses"). Travel time will be billed at 50% of the applicable hourly billing rate.

3.3. Materials.
3.3.1  Devicix may add up to an additional 10% material handling fee subject to justification reasonably satisfactory to the Customer for the procurement of components and materials purchased for the Project.

3.3.2. Any components or materials costing greater than $1000.00 will require pre-approval and pre -payment by the Customer.

3.4. Taxes. Customer agrees to pay any sales or use taxes applicable to the Services.

3.5. Payment. Unless stated otherwise in a Project Description, Deviax will issue invoices on a semi-monthly basis on or about the 1st and 15th days of each month. Invoices are payable within fifteen (15) days after invoice date Interest will accrue on late payments ( at the lesser of 1.5% per month or the highest rate allowed by law) from the due date until the date paid in full. Customer shall pay all invoiced amounts due to Devicix within 15 days from Customer's receipt of such invoice, except for any amounts disputed by Customer in good faith. Devicix is entitled to suspend its Services or withhold Deliverables while Customer payment remains past due. All payments should be sent to Devicix, LLC, 7680 Executive Drive, Eden Prairie, MN 55344, Attention: Controller or such other address specified by Devicix. If at any time Customer's financial condition or credit standing changes or in the reasonable opinion of Devicix provides the basis for insecurity, Devicix may without obligation suspend performance of the Agreement or require payment in cash, security, or other reasonable assurance of payment.

3.6. Deposit. Customer will pay a deposit equal to $50,000 prior to the initiation of any Services by Devicix. The deposit will be held by Devicix and applied to any delinquent payments and to the final invoice for the Project. Devicix is not required to keep the deposit separate from its general funds, and Customer is not entitled to interest on such deposit Devicix will return any portion of the unused deposit within 15 days after the Project has concluded and after full payment of all fees and costs

4.  Warranty.
4.1 Devicix hereby represents and warrants to Customer that:

4 1.1. The Services will be performed in a competent, professional, workman-like manner, in accordance with current industry standards.
4.1.2. Deliverables provided by Devicix will conform to the applicable specifications stated in the Project Description.
4.1.3 Devicix has the right to enter into the Agreement and provide the Services
4.1 .4 The Services and Deliverables will not knowingly be based upon any confidential or proprietary information or materials derived from, or owned by, any third-party source, unless Devicix is specifically authorized in writing by such source

4.2. Customer's sole remedy for breach of warranty under subsection 4.1.1 or subsection 4.1.2 will be the re-performance of any non-conforming Services at no additional cost to Customer. For breach of warranty under subsection 4.1.3 or subsection 4.1.4, Customer shall include all rights under law and equity

4.3. EXCEPT AS PROVIDED IN SUBSECTION 4.1, DEVICIX MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND DEVICIX SPECIFICALLY DISCLAIMS ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE THE REMEDIES DESCRIBED IN THIS SECTION 4 ARE THE ONLY REMEDIES AVAILABLE TO CUSTOMER (OR ANY OTHER PARTY) FOR BREACH OF EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, OR ANY OTHER DEVICIX LIABILITIES ASSOCIATED WITH THE SERVICES AND DELIVERABLES COVERED BY THE AGREEMENT, INCLUDING PRODUCT LIABILITIES BASED ON NEGLIGENCE, FAILURE TO WARN, OR STRICT LIABILITY. The exclusive remedies described above will not be deemed to fail of their essential purpose if Devicix is willing and able to refund the purchase price for the defective or nonconforming portion of the provided Deliverables and/or Services. No person, agent, or representative other than an officer of Devicix is authorized to give any other remedies on behalf of Devicix or to assume for Devicix any other liabilities.

5.  Design Responsibility.

5.1. Designs Provided by Customer. Customer (and not Devicix) will be responsible for the adequacy of any designs, specifications, requirements and/or instructions provided by Customer.

5.2. Designs Provided by Devicix. Acceptance by Customer of any design provided by Devicix will constitute an acknowledgment that Customer has reviewed the designs and is satisfied that they meet all applicable specifications, requirements, regulations, laws and standards. Upon acceptance, Customer will assume full responsibility for the provided designs. All Deliverables and Services will be deemed accepted thirty (30) days after receipt or performance or upon final payment, except for Deliverables and/or Services for which Customer makes a good-faith written claim of non-conformance within such time

6.  Intellectual Property.

6,1 Ownership of New IP Subject to payment in full of all amounts due under this Agreement, Customer will own, and Devicix hereby irrevocably assigns, conveys, and otherwise transfers to Customer, all right, title, and interest in and to all new Intellectual Property developed by Devicix in connection with this Agreement and incorporated into any of the Deliverables ("New IP") For the avoidance of doubt, New IP will not include any pre-existing Intellectual Property of Devicix or any third parties. Following payment in full and request by Customer, Devicix will promptly provide Customer with documentation of this assignment.

6.3. Customer Protection of IP. Customer will be responsible for the pursuit of any patent rights or trade secret rights it wishes to seek for any of the New IP. It will promptly (within 6 months after determination by Customer that New IP has been developed) advise Devicix of its intention to protect such Intellectual Property and keep Devicix advised of the status and scope of any related patent claims it files in pursuit of such rights (the "Patent Claims") and the scope of any New IP it reasonably intends to protect as a trade secret (a “Trade Secret"). Deviux will provide all reasonable assistance as may be required to support Customer's pursuit of such nights.

6.3. Know-how License. Customer acknowledges that Devicix is in the business of developing and using know-how for the benefit of its customers and must be able to re-use the know-how it develops in the ordinary course of its business. Accordingly, Customer grants Devicix a non-exclusive, fully-paid, royalty-free perpetual license under the New IP to use (for itself and for the benefit of other of its customers) any know how, features, methods or processes included in the New IP, provided that this right will not apply to any New IP which is covered by any pending or issued Patent Claims or valid Trade Secrets.

6.4. License to Customer Following payment in full of all amounts due under this Agreement, Devicix will grant Customer a nonexclusive, fully-paid, royalty-free, perpetual license under any Intellectual Property rights of Devicix to make, use or sell products incorporating the Deliverables provided to Customer under this agreement. Following payment in full and request by Customer, Devicix will promptly provide Customer with documentation of this license grant

6.5 Each party will provide the other with reasonable cooperation and support relative to the development of patent and other protection for Intellectual Property arising out of this Agreement.

6.6. Any products or materials purchased by or any licenses procured by Devicix specifically for Customer related to the Services or Deliverables will, upon payment in full of all amounts due under this Agreement, become and remain the property of Customer.

7.
Covenant of Confidentiality. Each party will protect the other's confidential information from unauthorized dissemination and use with the same degree of care that the party uses to protect its own like information, but at a minimum, with a reasonable degree of care. Neither party will disclose to third parties the other's confidential information without the prior written consent of the other party. Neither party will use the other's confidential information for purposes other than those necessary to performing this Agreement and only employees of the receiving party who have a need to know such confidential information will have access thereto. This clause will not prevent personnel of either party from using residua' knowledge arising out of this Agreement.

8.  Limitation of Liability.

8.1. General Limitation. IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER ARISING OUT OF OR RELATED TO BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE. EXCEED THE TOTAL AMOUNT PAID OR PAYABLE TO DEVICIX PURSUANT TO THIS AGREEMENT. THE FOREGOING LIMITATIONS SHALL APPLY EVEN IF THE NON-BREACHING PARTYS REMEDIES UNDER THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE.

8.2. Economic Losses. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS REPRESENTATIVES BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES, INCLUDING ANY DAMAGES FOR BUSINESS INTERRUPTION, LOSS OF USE, REVENUE OR PROFIT, WHETHER ARISING OUT OF BREACH OFCONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE AND WHETHER OR NOT THE BREACHING PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.3 Other Limitations. Any action in connection with a Project must be brought within two (2) years after the completion or termination of the Project. All of the liability limitations in this section and Agreement apply not only to Devicix, but also to any of its affiliates, including any subsidiary companies

9.  Term and Termination.

9.1. Term. This Agreement will begin on the Effective Date, and will continue for the longer of five (5) years from the Effective Date or until completion of all Services and delivery of all Deliverables, unless terminated earlier as provided herein.

9.2. Termination Either party may terminate this Agreement and/or any Project if (a) if the other party breaches any material term of this Agreement, and fails to remedy such breach within thirty (30) days of receiving notice, or (b) in the event that the other party becomes insolvent, makes a general assignment to creditors, has a receiver appointed or files a petition in bankruptcy.

9.3. Termination Without Cause Devicix hereby agrees that Customer may terminate this Agreement and/or any Project at any time without cause upon ten (10) days written notice to Devicix, provided that Customer will pay a termination fee of $1,200.00 for every day that notice of termination is less than 30 days.

9.4. Termination for Non-Payment. Devicix may terminate this Agreement and/or any Project if Customer fails to pay any amount due and Customer fails to remedy such non-payment within five (5) business days of receiving notice to do so by Devicix.

9.5. Effect of Termination

9.5.1 Upon termination, Customer will pay all Fees, Expenses and taxes due and payable to Devicix through the effective date of termination, and after receipt Devicix will deliver to Customer all Deliverables (complete or incomplete) then in its possession or control.

9.5.2. Sections 3, 4, 5, 6, 7, 8, 9.5 and 10 will survive any termination or expiration of this Agreement.

10.   General.

10.1. Notice. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and by any one or more of the following means: (i) if mailed by prepaid certified mail, return receipt requested, at any time other than (luring a general discontinuance of postal service due to strike, lockout or otherwise, such notice shall be deemed to have been received on the date shown on the receipt; (ii) if telecopied, such notice small be followed forthwith by letter by first class mail, postage prepaid, and shall be deemed to have been received on the next business day following dispatch by telecopy and acknowledgment of receipt by the recipient's telecopy machine or (iii) if by email, such notice shall be deemed effective upon receipt of an email reply or confirming email from recipient, (iv) if delivered by hand, such notice shall be deemed effective when delivered; or (iv) if delivered by national overnight courier, such notice shall be deemed to have been received on the next business day following delivery to such Courier. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

If to the Customer:

SpineZ Corp.
_________________________
_________________________
Attn: ____________________
Telecopy No:______________
Email:_____________________

If Devicix:
_________________________
_________________________
Attn: ____________________
Telecopy No:______________
Email:_____________________

10.2. Independent Contractors Deviax and Customer are independent contractors and neither party will act as the legal agent of the other or otherwise cause the other to incur liability in any manner whatsoever

10.3. Assignment Devicix may not assign this Agreement without the prior written consent of Customer. Customer may assign this Agreement without Deviciz’s prior consent or approval to an affiliate of Customer, or to a successor of Customer by consolidation, merger, or operation of law contingent upon the assignee accepting in writing this contract responsibility, provided that Assignor guarantees any payments due by assignee to Devicix hereunder. This Agreement shall be binding upon and benefit the parties hereto and their respective heirs, successors, legal representatives, executors, or assigns.

10.4 Devicix may use subcontractors such as independent consultants at its discretion to complete any or all of the project.

10.5. Waiver. No waiver by either party of any delay, default or omission by the other party will affect or impair the rights of the non-defaulting party in respect of any subsequent delay, default or omission of the same or different kind

10.6. Amendments Any change to any Project Description, whether by modification or addition, must be stated in writing and signed or acknowledged by the authorized representatives of Customer and Devicix. Devicix will quote to Customer any cost associated with the change in the Project Description and the effect on the Deliverable schedule

10.7. Force Majeure. Except as otherwise provided herein, neither party will be liable to the other for any loss or failure to perform resulting from any act of God, fire, flood, explosion, or other natural disaster, actions or impositions by Federal, state or local authorities, strike, labor dispute, vandalism, riot, commotion, act of public enemies, blockage or embargo or any other cause beyond the reasonable control of such party.

10.8. Severability. If any provision of this Agreement is held unenforceable by any court of competent jurisdiction, it will be severed from this Agreement and the remaining provisions will remain in full force and effect.

10.9. Governing Law: Venue: Consent to Jurisdiction. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the internal laws of the State of Georgia without regard to conflicts of laws principles. Devicix hereby irrevocably submits to the exclusive jurisdiction of any Georgia state court or United States federal court sitting in Fulton County, State of Georgia, over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby that is brought by Devicix. Customer hereby irrevocably submits to the exclusive jurisdiction of any Minnesota state court or United States federal court sitting in Hennepin County, State of Minnesota, over any action or proceeding arising out of or relating to this Agreement Of any agreement contemplated hereby that is brought by Customer. Devicix and Customer further waive any objection to venue in such court and any objection to an action or proceeding in such court on the basis of a non-convenient forum.

10.10. Entire Agreement. This Agreement sets forth the entire agreement between the parties and supersedes any prior representations and agreements about the subjects covered. Any different, additional or inconsistent terms or conditions of Customer's purchase order or other documents are hereby objected to and rejected, and unless specifically accepted in writing by an authorized representative of Devicix, will not be binding on or effective against Devicix.

Approval of Proposal

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective 11/25/2013.

DEVICIX, LLC	Customer:

By:	By:
Name:	Name:
Its:	Its: